UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

1-16483

(Commission

File Number)

Virginia	52-2284372
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Effects of Business Reorganization

Mondelēz International, Inc. is furnishing this current report to provide supplemental financial information regarding the effect of a recent business reorganization. Effective October 1, 2016, Mondelēz International, Inc. and subsidiaries (collectively, “we”) integrated our Eastern Europe, Middle East and Africa (“EEMEA”) business into our Europe and Asia Pacific segments. Russia, Ukraine, Turkey, Belarus, Georgia and Kazakhstan were combined within our Europe operating segment, while the balance of the Middle East and African countries were combined within our Asia Pacific operating segment to form a new Asia, Middle East and Africa (“AMEA”) regional operating segment.

As a result, our operations and management structure are organized into four reportable operating segments:

•	Latin America;

•	AMEA;

•	Europe; and

•	North America.

We manage our operations by region to leverage regional operating scale, manage different and changing business environments more effectively and pursue growth opportunities as they arise in our key markets. Our regional management teams have responsibility for the business, product categories and financial results in the regions. We will report our results of operations under the new segment structure beginning in the fourth quarter of 2016.

Segment Operating Income

We use segment operating income to evaluate segment performance and allocate resources. We believe it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income is defined as operating income by segment excluding unrealized gains and losses on hedging activities (which are a component of cost of sales), general corporate expenses (which are a component of selling, general and administrative expenses), amortization of intangibles, gains and losses on divestitures or acquisitions, gain on the Jacobs Douwe Egberts (“JDE”) coffee business transactions, loss on deconsolidation of Venezuela and acquisition-related costs (which are a component of selling, general and administrative expenses) in all periods presented. We exclude these items from segment operating income in order to provide better transparency of our segment operating results. In addition, we centrally manage interest and other expense, net. Accordingly, we do not present these items by segment because they are excluded from the segment profitability measure that management reviews. See additional information on our segment operating income within Note 17, Segment Reporting, to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015.

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed the non-GAAP adjustments that we make in our non-GAAP definitions below. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.

Our non-GAAP financial measures Organic Net Revenue and Adjusted Operating Income for all periods presented in this Form 8-K are defined below and can also be found within our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016.

Organic Net Revenue—net revenues excluding the impacts of acquisitions, divestitures (1), our historical global coffee business (2), our historical Venezuelan operations, accounting calendar changes and currency rate fluctuations (3). We believe that Organic Net Revenue reflects the underlying growth from the ongoing activities of its business and provides improved comparability of results.

Adjusted Operating Income and Adjusted Segment Operating Income—operating income (or segment operating income) excluding the impacts of Spin-Off Costs (4); the 2012-2014 Restructuring Program; the 2014-2018 Restructuring Program (5); Venezuela remeasurement and deconsolidation losses and historical operating results; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (1) or acquisition gains or losses and related integration and acquisition costs; the JDE coffee business transactions (2) gain and net incremental costs; the operating results of divestitures (1); our historical global coffee business operating results (2); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (6); and equity method investment earnings historically reported within operating income (7). We also present “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin,” which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. We believe that Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Operating Income margin and Adjusted Segment Operating Income margin provide improved comparability of underlying operating results. We also evaluate growth in our Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis (3).

(1)	Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement.
(2)	In connection with the JDE coffee business transactions that closed on July 2, 2015, because we exchanged our coffee interests for similarly-sized coffee interests in JDE at the time of the transaction, we have deconsolidated and not included our historical global coffee business results within divestitures in our non-GAAP financial measures. We continue to have an ongoing interest in the coffee business. Beginning in the third quarter of 2015, we have included the after-tax earnings of JDE, Keurig Green Mountain Inc. and of our historical coffee business results within continuing results of operations. For Adjusted EPS, we have included these earnings in equity method investment earnings and have deconsolidated our historical coffee business results from Organic Net Revenue and Adjusted Operating Income to facilitate comparisons of past and future coffee operating results.
(3)	Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.
(4)	Refer to Note 2, Divestitures and Acquisitions – Spin-Off of Kraft Foods Group, to the consolidated financial statements in our Form 10-K for the year ended December 31, 2015 for more information on Spin-Off Costs incurred in connection with the October 1, 2012 spin-off of the Kraft Foods Group grocery business.

(5)	Non-GAAP adjustments related to the 2014-2018 Restructuring Program reflect costs incurred that relate to the objectives of our program to transform our supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments.
(6)	During the third quarter of 2016, we began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from our non-GAAP earnings measures until such time that the related exposures impact our operating results. Since we purchase commodity and forecasted currency transaction contracts to mitigate price volatility primarily for inventory requirements in future periods, we made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of our underlying operating performance across periods. On a prospective basis, we will discontinue designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of our underlying operating results, we have recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.
(7)	Historically, we have recorded income from equity method investments within our operating income as these investments operated as extensions of our base business. Beginning in the third quarter of 2015, we began to record the earnings from our equity method investments in after-tax equity method investment earnings outside of operating income following the deconsolidation of our coffee business. See Note 1, Basis of Presentation – Principles of Consolidation, to the condensed consolidated financial statements in our Form 10-Q for the period ending September 30, 2016, for more information. In periods prior to July 2, 2015, we have reclassified the equity method earnings from our Adjusted Operating Income to after-tax equity method investment earnings within Adjusted EPS to be consistent with the deconsolidation of our coffee business results on July 2, 2015 and in order to evaluate our operating results on a consistent basis.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, helps provide a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Because non-GAAP financial measures vary among companies, the non-GAAP financial measures presented in this report may not be comparable to similarly titled measures used by other companies. Our use of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for any U.S. GAAP financial measure. A limitation of the non-GAAP financial measures is they do not include all items of income and expense that affect us and have an impact on our U.S. GAAP reported results. The best way to address this limitation is by evaluating our non-GAAP financial measures in combination with our U.S. GAAP reported results and carefully evaluating the reconciliations of U.S. GAAP reported figures to the non-GAAP financial measures.

Financial Schedules

Exhibit 99.1 to this Form 8-K contains financial schedules that provide net revenue and segment operating income under the new and former segment reporting structures for the quarters in 2016 and 2015 and for the years ended December 31, 2015 and 2014. The financial schedules also include our non-GAAP financial measures, Organic Net Revenue and Adjusted Operating Income, and reconciliations for the same periods.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

99.1	Financial Schedules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

Date: December 12, 2016

	By:	/s/ BRIAN T. GLADDEN
Brian T. Gladden
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Financial Schedules.